Exhibit 10.18

FIRST AMENDMENT TO
LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement is entered into as of April 26, 2006 (this “Amendment”), by and between COMERICA BANK (“Bank”) and BLADELOGIC, INC., a Delaware corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of July 22, 2004, as amended (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.             Section 1.1 of the Agreement is hereby amended by revising the following defined terms to read as follows:

“Revolving Line” means, as applicable, one or more credit extensions in an aggregate principal amount of up to: (i) Five Million Dollars ($5,000,000), or (ii) Seven Million Five Hundred Thousand Dollars ($7,500,000) from the first day of any fiscal quarter to the last day of such quarter if Borrower’s revenues, determined in accordance with GAAP, for the immediately preceding fiscal quarter are equal to or in excess of Seven Million Dollars ($7,000,000).

“Revolving Maturity Date” means June 30, 2007.

2.             A new Section 2.5(c) is hereby added to the Agreement to read as follows:

(c)           Commitment Fee. Borrower shall pay to Bank a commitment fee (the “Commitment Fee”) equal to 0.275% per annum of the average unused portion of the Revolving Line. Such fee shall be payable (i) quarterly on the first Business Day of each fiscal quarter for the Commitment Fee owing for immediately preceding fiscal quarter, or (ii) in the case of the quarter in which the Revolving Maturity Date falls, on the Revolving Maturity Date. Notwithstanding the foregoing, Borrower’s maximum liability for each quarterly installment of the Commitment Fee shall be limited to $1,720.

3.             Section 6.3 of the Agreement is hereby amended in its entirety to read as follows:

6.3           Financial Statements, Reports, Certificates.

(a)           Borrower shall deliver the following to Bank, in each case at both the San Jose and the Boston addresses referenced in Section 10:  (i) within thirty (30) days after the end of each quarter (or, if there are any outstanding Credit Extensions under this Agreement, within thirty (30) days after the end of each month) a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during such period, prepared in accordance with GAAP, consistently applied, in a form acceptable to Bank and certified by a Responsible Officer and a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto; (ii)  as soon as available, but in any event within one hundred fifty (150) days after the end of Borrower’s fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank (provided that such financial statements for the fiscal year ended December 31, 2004 shall be delivered on or before May 31, 2006); (iii) to the extent Borrower is a public company, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and, if applicable, all reports on

Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (iv) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Five Hundred Thousand Dollars ($500,000) or more; (v) on or before the earlier of (A) the date such projections are approved by Borrower’s Board of Directors and (B) March 1 of each fiscal year, financial projections for Borrower for the forthcoming fiscal year, as approved by Borrower’s Board of Directors; and (vi) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

(b)           If, during any month, there are any outstanding Credit Extensions under this Agreement, Borrower shall deliver to Bank at both the San Jose and the Boston addresses referenced in Section 10, within 30 days after the end of each month, a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable and accounts payable. Regardless of whether there are any outstanding Credit Extensions, Borrower shall deliver to Bank at both the San Jose and the Boston addresses referenced in Section 10, within thirty (30) days after the end of each calendar quarter aged listings of accounts receivable and accounts payable.

(c)           Bank shall have a right from time to time hereafter to audit Borrower’s Accounts and appraise Collateral, provided that (i) such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing and (ii) such audits will be conducted at Borrower’s expense only after Borrower has requested the first Credit Extension (or indicated to Bank that it intends to request such Credit Extension).

4.             Section 10 of the Loan Agreement is hereby amended by replacing the addresses for notice to Borrower and Bank with the following; provided that, as to Borrower, the new address shall be effective as of April 29, 2006:

If to Borrower:	BLADELOGIC, INC.
10 Maguire Road; Bldg. 3
Lexington MA 02421-3135
Attn: Chief Financial Officer
Fax: (781) 207-0269

If to Bank:	COMERICA BANK
75 East Trimble Road
Mail Code 4770
San Jose, California 95131
Fax: (408) 556-5091

with a copy to:	COMERICA BANK
100 Federal Street, 28th Floor
Boston, MA 02110
Attn: Bill Sweeney & James Demoy
FAX: (617) 757-6351

5.             Section 11 of the Agreement is hereby amended in its entirety and replaced with the following:

11.           CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. EACH OF BORROWER AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH OF BORROWER AND BANK, AFTER

CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

6.             Section 13 of the Agreement is hereby amended in its entirety and replaced with the following:

13.           JUDICIAL REFERENCE PROVISION. In the event the Jury Trial Waiver set forth in Section 11 of this Agreement is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

13.1         With the exception of the items specified in Section 13.2 below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Comerica Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Comerica Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

13.2         The matters that shall not be subject to a reference proceeding are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference proceeding pursuant to this reference provision as provided herein.

13.3         The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

13.4         The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

13.5         The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

13.6         Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

13.7         The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

13.8         If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

13.9         THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER COMERICA DOCUMENTS.

7.             Exhibit C to the Agreement is hereby amended and replaced in its entirety by Exhibit C attached hereto.

8.             Exhibit D to the Agreement is hereby amended and replaced in its entirety by Exhibit D attached hereto.

9.             The Schedule is amended by replacing the information set forth on the Schedules relating to Sections 5.7, 5.16 and 7.10 with the information on the Schedule of Supplemental Exceptions attached to this Amendment and the definition of Schedule as set forth in the Agreement is amended to include the Schedule of Supplemental Exceptions.

10.           Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

11.           Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment (except for those representations and warranties expressly referring to another date, which representations and warranties shall be true and correct in all material respects as of such date), and that no Event of Default has occurred and is continuing.

12.           This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

13.           As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)           this Amendment, duly executed by Borrower;

(b)           a nonrefundable amendment fee equal to $7,500 plus all Bank Expenses incurred through the date of this Amendment; and

(c)           such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BLADELOGIC, INC.

By:	/s/ Melissa Cruz

Title:	SVP & CFO

COMERICA BANK

By:	/s/ William Sweeney

Title:	Senior Vice President

EXHIBIT C

BORROWING BASE CERTIFICATE

Borrower: BLADELOGIC, INC. Commitment Amount: $5,000,000*	Lender: Comerica Bank

ACCOUNTS RECEIVABLE
1.	Accounts Receivable Book Value as of		$
2.	Additions (please explain on reverse)		$
3.	TOTAL ACCOUNTS RECEIVABLE		$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 90 days due	$
5.	Balance of 25% over 90 day accounts	$
6.	Concentration Limits
7.	Ineligible Foreign Accounts	$
8.	Governmental Accounts	$
9.	Contra Accounts	$
10.	Demo Accounts	$
11.	Intercompany/Employee Accounts	$
12.	Other (please explain on reverse)	$
13.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS		$
14.	Eligible Accounts (#3 minus #13)		$
15.	LOAN VALUE OF ACCOUNTS (80% of #14 plus $500,000)		$

BALANCES
16.	Maximum Loan Amount			$5,000,000*
17.	Total Funds Available [Lesser of #16 or #15]		$
18.	Present balance owing on Line of Credit		$
19.	RESERVE POSITION (#17 minus #18)		$

*$7,500,000 during the fiscal quarter immediately following any quarter in which Borrower’s revenues are equal to or exceed $7,000,000

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Comerica Bank.

BLADELOGIC, INC.

By:
Authorized Signer

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:                         COMERICA BANK

FROM:                   BLADELOGIC, INC.

The undersigned authorized officer of BLADELOGIC, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended from time to time, the “Agreement”), (i) Borrower is in material compliance for the period ending                                 with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Financial statements	Quarterly within 30 days (Monthly within 30 days if outstanding Credit Extensions)	Yes	No
Annual (CPA Audited)	FYE within 150 days	Yes	No
10K and 10Q	(as applicable)	Yes	No
A/R & A/P Agings, Borrowing Base Cert.	Monthly*/ Quarterly**	Yes	No
Borrower’s financial projections for each fiscal year (Approved by Borrower’s Board of Directors)	Earlier of (i) the date approved by the Board and (ii) March 1 of each fiscal year	Yes	No

* Only required if outstanding Credit Extensions.	** In all cases, A/R & A/P Agings due quarterly.

Audit Reporting	Scheduled		Performed

A/R Audit	Initial and Semi-Annual		Yes	No

Financial Covenant	Required	Actual	Complies

None

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,		AUTHORIZED SIGNER
Date:

Verified:
SIGNATURE		AUTHORIZED SIGNER

Date:
TITLE
	Compliance Status	Yes	No

DATE

SCHEDULE OF SUPPLEMENTAL EXCEPTIONS

Prior Names/Inventory and Equipment Locations (Section 5.7  and Section 7.10)

•      Prior Names:

•                                          NetBlades, Inc.

•                                          Lights Out, Inc.

•      Inventory and Equipment Locations

•                                          10 Maguire Road; Bldg. 3
Lexington MA  02421-3135
(from and after 04/29/2006)

•                                          400 Fifth Avenue, 2nd Floor
Waltham, MA  02451
(until 04/29/2006)

•                                          95 Mt. Bethel Rd.
Warren, NJ  07059

•                                          1943 Isaac Newton Square  Suite 150
Reston, Virginia  20190

•                                          TD Canada Trust Tower
BCE Place
161 Bay Street, 27th Floor
Toronto, Ontario M5J 2S1

•                                          8, The Square
Stockley Park
Uxbridge, Middlesex
United Kingdom  UB11 1FW

•                                          24 Rue Jacques Ibert
92300 Levallois Perret

France

•                                          Poststraße 33
D-20354 Hamburg
Germany

Bank Accounts/Securities Accounts (Section 5.16)

•      Silicon Valley Bank – Account Number 3300320060

•      Silicon Valley Bank – Account Number 886-00249

•      Merrill Lynch & Co. – Account Number 786-07G34

•      Anglo Irish Bank - Account Number 00842920

CORPORATE RESOLUTIONS

Borrower:	BLADELOGIC, INC., a Delaware corporation

I, the undersigned Secretary or Assistant Secretary of BLADELOGIC, INC. (the “Corporation”), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation, as amended, and the Restated Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions (the “Resolutions”) were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES	POSITION	ACTUAL SIGNATURES

acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

Borrow Money. To borrow from time to time from Comerica Bank (“Bank”), on such terms as may be agreed upon between the officers, employees, or agents of the Corporation and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation.

Execute Amendment. To execute and deliver to Bank that certain First Amendment to Loan and Security Agreement dated as of April 26, 2006 (the “Amendment”) and any other agreement entered into between Corporation and Bank in connection therewith or in connection with the Loan and Security Agreement, dated as of July 22, 2004 (the “Loan Agreement”), including any amendments, all as amended or extended from time to time (collectively, with the Amendment and the Loan Agreement, the “Loan Documents”), and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Loan Documents, or any portion thereof.

Grant Security. To grant a security interest to Bank in the Collateral described in the Loan Documents, which security interest shall secure all of the Corporation’s Obligations, as described in the Loan Documents.

Negotiate Items. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation’s agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand on April 26, 2006 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED AND ATTESTED BY:

X